Exhibit 1.1

LEVEL BRANDS, INC.

SELLING AGENCY AGREEMENT

______________, 2017

Joseph Gunnar & Co., LLC
As Lead Selling Agent for the Selling Agents named herein
30 Broad Street, 11th Floor
New York, NY 10004

Dear Ladies and Gentlemen:

Level Brands, Inc., a North Carolina corporation (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell on a “best efforts” basis only up to an aggregate of [ ] shares of its common stock, par value $0.001 per share (the “Common Stock”), to investors, in an initial public offering (the “Offering”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), through Joseph Gunnar & Co., LLC and Tripoint Global Equities, LLC (collectively, the “Selling Agents”), in connection with such sales. In the event that all of the [ ] shares of Common Stock are sold in the Offering (the “Initial Shares”), for the sole purpose of covering additional subscriptions, at the option of the Lead Selling Agent (as defined below), through the Selling Agents, the Company shall have the right to issue and sell up to an additional [ ] shares of Common Stock. The shares of Common Stock to be sold in this Offering are collectively referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined). The Company hereby confirms its agreement to sell the Shares to investors (collectively, the “Investors”) in the Offering through the Selling Agents, acting on a best efforts basis only. In connection with such sales, Joseph Gunnar & Co., LLC is acting as sole book-runner and lead selling agent (the “Lead Selling Agent”) and Tripoint Global Equities, LLC is acting as the co-manager and a selling agent in connection with the offering and sale of the Shares contemplated herein.

The Company hereby confirms its agreement with the Selling Agents concerning the purchase and sale of the Shares, as follows:

1. Agreement to Act on a Best Efforts Basis.  (a) On the basis of the representations, warranties, covenants and other agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agents agree to act on a “best efforts” basis only, in connection with the issuance and sale by the Company of the Shares to the Investors. The Selling Agents shall be the exclusive Selling Agents in connection with the offering and sale by the Company of the Shares pursuant to the Company’s Offering Statement, with the terms of the Offering to be subject to market conditions and negotiations between the Company and the Selling Agents. Under no circumstances will the Selling Agents be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Company will pay to the Lead Selling Agent a fee (the “Fee”) as set forth below in Section 2(e).

(b) The Lead Selling Agent shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Fee shall be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Lead Selling Agent for payment of compensation to Dealers.

 2. Offering and Sale of Shares; Delivery and Payment.
(a)        The Company hereby authorizes the Selling Agents to act as its exclusive agents in connection with the Offering and to offer and sell the Shares on behalf of the Company at a price of $[ ] per Share. Prior to the earlier of (i) the date on which this Selling Agency Agreement is terminated and (ii) the final Closing Date, the Company shall not, without the prior written consent of the Lead Selling Agent, solicit or accept offers to purchase any equity securities of the Company (other than pursuant to the exercise of options or warrants to purchase Common Stock that are outstanding at the date hereof) otherwise than through the Selling Agents in accordance herewith.

(b)        The Selling Agents hereby agree, as agents of the Company, to use their reasonable best efforts to solicit offers to purchase all or part of the Shares from the Company upon the terms and conditions set forth in the Offering Statement, the Final Offering Circular and Pricing Disclosure Materials. The Selling Agents shall make reasonable best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Selling Agents and accepted by the Company, but the Selling Agents shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. Under no circumstances will the Selling Agents be obligated to underwrite or to purchase any Shares for their own accounts or otherwise provide any financing and, in soliciting purchases of Shares, the Selling Agents shall act solely as the Company’s agents and not as principals. Notwithstanding the foregoing, it is understood and agreed that the Selling Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Shares as principals.

(c)           Subject to the provisions of this Section (2), offers for the purchase of Shares may be solicited by the Selling Agents as agents for the Company at such times and in such amounts as the Selling Agents deem advisable. Each Selling Agent shall have the right, in its discretion reasonably exercised, and without notice to the Company, to reject any offer to purchase the Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

             (d)        The Company hereby grants to the Selling Agents, acting severally and not jointly, the option to place up to [ ] additional Shares in the event that all of the Initial Shares are sold in the Offering for the sole purpose of covering additional subscriptions in the sale of the Shares. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, up to 45 calendar days following the Closing Date, by written notice from the Lead Selling Agent to the Company (such date referred to herein as “Additional Closing Date”). Such notice shall set forth the aggregate number of Shares as to which the option is being exercised. The Selling Agents shall not be under any obligation to place any such additional Shares.

             (e)        As compensation for the services rendered to the Company by the Selling Agents in respect of the Offering, the Company will pay to the Lead Selling Agent, in U.S. currency, an aggregate amount equal to 7.0% of the gross proceeds received by the Company from the sale of the Shares.

              (f)        No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until the appropriate corresponding amount of Shares shall have been delivered to Investors or Selling Agents for delivery to Investors against payment by therefore. If the Company shall default in its obligations to deliver the Shares to the Investors or Selling Agents on behalf of the Investors as per such instructions, the Company shall indemnify and hold the Selling Agents harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.

(g)           On or after the date of this Agreement, (i) the Company, the Lead Selling Agent and Wilmington Trust, N.A. (the “Escrow Agent”) will enter into an escrow agreement substantially in the form included as an exhibit to the Offering Statement and (ii) the Company, TriPoint Global Equities, LLC and the Escrow Agent will enter into a separate escrow agreement substantially in the form included as an exhibit to the Offering Statement (together, the “Escrow Agreements”), pursuant to which escrow accounts will be established (the “Escrow Accounts”) at the Company’s expense, for the benefit of Investors, other than those Investors who choose to invest through the Banq® online platform. The Selling Agents agree to utilize the Banq® online platform to enable Investors that maintain an account with Banq® to subscribe for Shares in the Offering.

(h)           Prior to the Closing Date (as defined below) and any Additional Closing Date, (i) each Investor (other than Investors who participate through selected dealers after the notification of approval to list the Common Stock on the NYSE American, LLC (the “Exchange”), subject to meeting all of the requirements of the Exchange listing standards and official notice of issuance) will execute and deliver a Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company or the Selling Agents for delivery to the Company and the Company will make available to the Selling Agents and the Escrow Agent copies of each such Investor Subscription Agreement that they receive; (ii) each Investor that executes a Subscription Agreement (other than Investors that request funds be withdrawn from their brokerage account held by the Selling Agents) will transfer to the Escrow Account funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received by a Selling Agent from any Investor will be promptly transmitted to the Escrow Accounts in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in accordance with the terms of the Investor Subscription Agreement, and (iv) the Escrow Agent will notify the Company and the Selling Agents in writing as to the balance of the collected funds in the Escrow Accounts.

(i)           Investors that maintain an account with Banq®, a division of Tripoint Global Equities, LLC, may participate in the Offering without depositing funds with the Escrow Agent, provided such Investors maintain sufficient funds in their account with Banq®. Investors who wish to participate in the Offering through their account with Banq® will be asked to confirm their respective investment approximately 24-48 hours prior to Closing, at which time each Investor will be required to have funds in its account sufficient to fund the purchase of any Shares for which it subscribes in the Offering. At Closing, any amounts subscribed for will be removed from such Investor’s account and sent immediately to the account of the Company less any Fees due to the Selling Agents. Such funds will not be held in a separate escrow account or otherwise segregated until such time as the Offering is closed.

(j)           Subject to the terms and conditions hereof, payment for the purchase price for, and delivery of the Shares, shall be made at one or, at the discretion of the Lead Selling Agent and the Company, more closings (each, a “Closing” and the date on which a Closing occurs, a “Closing Date”). At the Closing, payment for the purchase price sold for the Shares sold on the Closing Date shall be made to the Company against delivery of the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, VStock Transfer, LLC (the “Transfer Agent”). Delivery of certificates in such names and denominations as the Lead Selling Agent shall request in writing at least one (1) full Business Day prior to the Closing date shall be made against payment of the purchase price therefor from the Selling Agents and the Escrow Agent to the order of the Company. If the Escrow Agent shall have received written notice from the Company and the Selling Agents on or before 4:00 p.m., New York City time, on [ ], 2017, or at such other time(s) on such other date(s), not more than forty five (45) days thereafter, as may be agreed upon by the Company and the Lead Selling Agent (each such date, a “Closing Date”), provided that the Company has received notification of approval to list the Common Stock on the Exchange, subject to meeting all of the requirements of the Exchange listing standards and official notice of issuance, the Escrow Agent will release the Escrow Account for collection by the Company and the Selling Agents as provided in the Escrow Agreements and the Company shall deliver the Shares purchased on such Closing Date to the Investors in accordance with the delivery instructions set forth in the Subscription Agreement or as otherwise provided by the Selling Agents, which delivery may be made through the facilities of the DTC or via book entry with the Transfer Agent. Each Closing shall take place at the office of the Lead Selling Agent or such other location as the Lead Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Additional Closing shall be deemed to have occurred simultaneously on the date of any such Additional Closing.

(k)           If the Company and the Selling Agents determine that the Offering will not proceed, then the Escrow Agent will promptly return the funds to the Investors without interest.

(l)           On each Closing Date, the Company will issue to the Lead Selling Agent (and/or its designee) warrants to purchase that number of shares of Common Stock equal to five percent (5%) of the shares issued and sold by the Company on such Closing Date (adjusted upward to the nearest whole share) (the “Selling Agent’s Warrants”) for an aggregate purchase price of $100.00. The Selling Agent’s Warrant Agreement shall be in the form of Exhibit A attached hereto. The Selling Agent’s Warrants shall have an exercise price per share equal to one hundred twenty five percent (125%) of the price per Share as shown on the cover page of the Final Offering Circular (as defined below). The Selling Agent’s Warrant and the shares of Common Stock issuable upon exercise thereof are hereinafter referred to together as the “Selling Agents’ Securities.” The Selling Agent’s Warrants will be exercisable for a term of five years beginning on the Qualification Date (as defined below). The Selling Agents understand and agree that there are significant restrictions pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110 against transferring the Selling Agent’s Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the Qualification Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Selling Agent’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Qualification Date to anyone other than (i) a Selling Agents or Dealer in connection with the offering contemplated hereby or (ii) a bona fide officer or partner of the Selling Agents or of any Selling Agents or Dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

Delivery of the Selling Agent’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Lead Selling Agent may request.

3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Selling Agents that:

(a) The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. 024-10742) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A as promulgated under the Securities Act, and the other applicable rules, orders and regulations (collectively referred to as the “Securities Act Rules and Regulations”) of the Commission promulgated under the Securities Act. At the time of such filing, the Company met the requirements for an offering statement of a Tier 2 offering under Regulation A of the Securities Act. The Company will file with the Commission under the Securities Act, a Final Offering Circular included in the Offering Statement relating to the offering of the Shares and the plan of distribution thereof and has advised the Selling Agents of all further information (financial and other) with respect to the Company required to be set forth therein. As used in this Agreement:

“Applicable Time” means [ ]:00 [am][pm] (Eastern time) on the date of this Agreement;

“Final Offering Circular” means the final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Regulation A of the Securities Act Rules and Regulations;

“Preliminary Offering Circular” means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

“Pricing Disclosure Materials” means the most recent Preliminary Offering Circular and the materials identified in Schedule 2-A hereto;

“Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Securities Act and the Securities Act Rules and Regulations; and

“Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Securities Act Rules and Regulations.

(b) Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-[ ]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Stock. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(c) Stock Exchange Listing. The shares of Common Stock have been approved for listing on the Exchange under the symbol “LEVB”, subject to meeting all of the requirements of the Exchange listing standards and official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

(d) No Stop Orders. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the qualification or use of the Offering Statement or any amendment thereto, any Preliminary Offering Circular or the Final Offering Circular or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(e) Qualification. The Offering Statement, at the Qualification Date, as of the date hereof, and as of the Closing Date and any Additional Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Securities Act and the Securities Act Rules and Regulations.

(f)
Disclosures in Offering Statement.

(i) Each of the Offering Statement and any post-effective amendment thereto, at the time it became qualified, complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations. The Offering Statement (any further documents to be filed with the Commission) contains all exhibits and schedules required by the Securities Act. Each Preliminary Offering Circular and the Final Offering Circular, at the time each was, or will be, filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations. Each Preliminary Offering Circular delivered to the Selling Agents for use in connection with this Offering and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Offering Statement nor any amendment thereto, at the Qualification Date, as of the Applicable Time, at the Closing Date or at any Additional Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Preliminary Offering Circular did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Selling Agents in Section 8(b).

(iv) The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Final Offering Circular as provided by the Selling Agents in Section 8(b).

(v) the Pricing Disclosure Materials and each Testing-the-Waters Communication, when considered together, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Selling Agents in Section 8(b).

(vi) All post-qualification amendments to the Offering Statement reflecting events or facts arising after the date thereof which represent individually or in the aggregate, a fundamental change in the information set forth therein will have been so filed with the Commission.

(g) Exchange Act. The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Securities Act Rules and Regulations under Regulation A.

(h) Disclosure of Agreements. The agreements and documents described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Rules and Regulations to be described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or to be filed with the Commission as exhibits to the Offering Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

(i) Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(j) Regulations. The disclosures in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular which are not so disclosed.

(k) Disqualification Events. Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Securities Act Rules and Regulations.

(l) Foreign Private Issuer. The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act.

(m) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(n) Transactions and Agreement. Since the date as of which information is given in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Closing or any Additional Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

(o) Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, and except as may otherwise be indicated or contemplated herein or disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(p) Independent Accountants. To the knowledge of the Company, Cherry Bekaert LLP (the “Auditor”), whose report is filed with the Commission as part of the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Rules and Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(q) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Offering Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular under the Securities Act or the Securities Act Rules and Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries , or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

(r) Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, on the Effective Date, as of the Applicable Time and on the Closing Date and any Additional Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(s) Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

(t) Securities Sold Pursuant to this Agreement. The Shares and Selling Agents’ Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable, free and clear of all liens; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares and Selling Agents’ Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares and Selling Agents’ Securities has been duly and validly taken. The Shares and Selling Agents’ Securities conform in all material respects to all statements with respect thereto contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. All corporate action required to be taken for the authorization, issuance and sale of the Selling Agent’s Warrant Agreement has been duly and validly taken; the shares of Common Stock issuable upon exercise of the Selling Agent’s Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Selling Agent’s Warrant and the Selling Agent’s Warrant Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable, free and clear of all liens; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(u) Registration Rights of Third Parties. Except as set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in an Offering Statement to be filed by the Company.

(v) Validity and Binding Effect of Agreements. This Agreement, the Escrow Agreements and the Selling Agent’s Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(w) No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Escrow Agreements, the Selling Agent’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Articles of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the Company’s bylaws (as the same may be amended or restated from time to time, the “Bylaws”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof.

(x) No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter or Bylaws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity, except for any violation which would not reasonably be expected to result in a Material Adverse Change.

(y) Conduct of Business. Except as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, except for the absence of which would not reasonably be expected to result in a Material Adverse Change.

(z) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Selling Agent’s Warrant Agreement and the Escrow Agreements and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Shares and the Selling Agents’ Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Selling Agent’s Warrant Agreement and the Escrow Agreements and as contemplated by the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(aa) D&O Questionnaires. To the Company’s knowledge, without investigation, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, as well as in the Lock-Up Agreement (as defined below), provided to Lead Selling Agent, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(bb) Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or in connection with the Company’s listing application for the listing of the Shares on the Exchange.

(cc) Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of North Carolina as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(dd) Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, including, but not limited to, directors and officers insurance coverage at least equal to $5,000,000 and the Company has included each Selling Agent as an additional insured party to the directors and officers insurance coverage and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(ee) Finder’s Fees. Except as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Selling Agents’ compensation, as determined by FINRA.

(ff) Payments Within Twelve (12) Months. Except as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Selling Agents as provided hereunder in connection with the Offering.

(gg) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(hh) FINRA Affiliation. There is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company's securities or (iii) beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Offering Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(ii) Information. All information provided by the Company in its FINRA questionnaire to Selling Agents’ Counsel specifically for use by Selling Agents’ Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(jj) Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(kk) Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Selling Agents’ Counsel shall be deemed a representation and warranty by the Company to the Selling Agents as to the matters covered thereby.

(nn) Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and each owner of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to Lead Selling Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(oo) Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Change on the assets, business or operations of the Company taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(pp) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular that have not been described as required.

(qq) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Final Offering Circular and the Final Offering Circular captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

(rr) Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ss) Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(tt) Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(uu) No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended. The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(vv) No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(ww) Market Manipulation. The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

(xx) Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Offering Statement and the Final Offering Circular will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(xx), reasonably be expected to result in a Material Adverse Change; (iii) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this clause (xx), reasonably be expected to result in a Material Adverse Change; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this clause (xx), reasonably be expected to result in a Material Adverse Change; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and are not described therein. The Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

(yy) Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Offering Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Selling Agents, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(zz) ERISA Compliance. Except in each case that would not reasonably be expected to result in a Material Adverse Change, the Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa) Compliance with Laws. The Company: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (ii) has not received any warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(bb) Ineligible Issuer.  At the time of filing the Offering Statement and any post-effective amendment thereto, at the time of qualification of the Offering Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Rules and Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(cc) Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Securities Act Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(dd) Real Property. Except as set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(ee) Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular which have not been described or incorporated by reference as required.

(ff) Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(gg) Smaller Reporting Company.  As of the time of filing of the Offering Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(hh) Industry Data.  The statistical and market-related data included in each of the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ii) Reverse Stock Split. The Company has taken all necessary corporate action to effectuate a reverse stock split of its shares of Common Stock on the basis of one (1) such share for each five (5) issued and outstanding shares thereof (the “Reverse Stock Split”), which such Reverse Stock Split was effective on December 5, 2016.

(jj) Emerging Growth Company. From the time of the initial confidential submission of the Offering Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(kk) Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Selling Agents and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Selling Agents to engage in Testing-the-Waters Communications. The Company confirms that the Selling Agents have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2-B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ll) Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Rules and Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Rules and Regulations) is required in connection with the Offering.

(mm) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(nn) XBRL.  The interactive data in eXtensible Business Reporting Language included in the Offering Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo) No Registration Rights.  No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Offering Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Offering Statement, Pricing Disclosure Materials and Final Offering Circular, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(pp) Governing Law; Consent to Jurisdiction. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

(qq) Insolvency.  The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Section 3(qqq), “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4. Covenants of the Company. The Company covenants and agrees as follows:

(a) Amendments to Offering Statement. The Company shall deliver to the Selling Agents, prior to filing, any amendment or supplement to the Offering Statement or Final Offering Circular proposed to be filed after the Qualification Date and not file any such amendment or supplement to which either Selling Agent shall reasonably object in writing.

(b) Qualification. The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Selling Agents, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Selling Agents promptly following such filing.

(c) Amendments to the Offering Statement. The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Securities Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Selling Agents within a reasonable period of time prior to the filing thereof and the Selling Agents shall not have reasonably objected thereto in good faith.

(d) Offering Statement. The Company will notify the Selling Agents promptly, and will, if requested, confirm such notification in writing: (i) when any amendment to the Offering Statement is filed; (ii) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (iii) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (iv) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Selling Agents, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Securities Act and the Securities Act Rules and Regulations and to notify the Selling Agents promptly of all such filings.

(e)  Continued Compliance. If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Selling Agents, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Securities Act or the Securities Act Rules and Regulations, the Company will promptly notify the Selling Agents and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Selling Agents, without charge, such number of copies thereof as the Selling Agents may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Selling Agents, and the Selling Agents agrees to provide to each Investor, prior to the Closing and, as applicable, any Additional Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(f) Delivery of Offering Documents to the Selling Agents. The Company will furnish to the Selling Agents and their counsel, without charge (i) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as an offering circular relating to the Shares is required to be delivered under the Securities Act or the Securities Act Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Selling Agents may reasonably request.

(g) Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Selling Agents in writing and has or will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(h) Undertakings. The Company will comply with any undertakings contained in the Offering Statement.

(i) Review of Financial Statements. For a period of five (5) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

(j) Listing. The Company shall use its best efforts to maintain the listing of the shares of Common Stock (including the Shares) on the Exchange for at least three years from the date of this Agreement.

(k) Financial Public Relations Firm. As of the Qualification Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Selling Agent and the Company, which shall initially be Mdc Public Relations, which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Lead Selling Agent for a period of not less than two (2) years after the Effective Date.

(l) Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Selling Agents copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Selling Agents: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement or offering statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Selling Agents may from time to time reasonably request; provided the Selling Agents shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Selling Agents and Selling Agents Counsel in connection with the Selling Agents’ receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Lead Selling Agent pursuant to this clause (l).

(m) Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a Transfer Agent and registrar acceptable to the Selling Agents and shall furnish to the Selling Agents at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Selling Agents may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. TranShare Corporation is acceptable to the Selling Agents to act as Transfer Agent for the shares of Common Stock.

(n) Trading Reports. For a period of one (1) year after the date hereof, during such time as the Shares are listed on the Exchange, the Company shall provide to the Selling Agents, at the Company’s expense, such reports published by the Exchange relating to price trading of the Shares, as the Selling Agents shall reasonably request.

(o) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Additional Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the Offering with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Shares on the Exchange and such other stock exchanges as the Company and the Selling Agents together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Selling Agents may reasonably designate (including, without limitation, all filing and registration fees, it being agreed that if the Offering is commenced on the Exchange, the Company shall make a payment of $5,000 to such counsel at Closing, or if the Offering is commenced on the Over-the-Counter Bulletin Board, the Company shall make a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at Closing); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Selling Agents may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Selling Agency Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), offering statements, offering circulars and all amendments, supplements and exhibits thereto and as many preliminary and final Offering Circulars as the Selling Agents may reasonably deem necessary; (h) the costs and expenses of a public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Shares; (j) fees and expenses of the transfer agent for the shares of Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Investors; (l) to the extent approved by the Company in writing, the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Selling Agents may reasonably request in an amount not to exceed $2,500 in the aggregate; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) fees and expenses of the Selling Agents’ legal counsel not to exceed $75,000; (q) the $29,500 cost associated with the Selling Agents’ use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; (r) up to $20,000 of the Selling Agents’ actual accountable “road show” expenses for the Offering; and the fees and expenses of the Escrow Agent. The Selling Agents may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Additional Closing Date, if any, the expenses set forth herein to be paid by the Company to the Selling Agents.

(p) Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4(o), on the Closing Date it shall pay to the Selling Agents, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares, less the Advance (as such term is defined in Section 9(c) hereof), provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Selling Agents pursuant to Section 9 hereof.

(q) Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Offering Statement, the Pricing Disclosure Package and the Prospectus.

(r) Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement, subject to the Company’s periodic filings with the Commission.

(s) Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Selling Agents) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t) Internal Controls. Except as to the extent disclosed in the Offering Statement, the Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Accountants. As of the date of this Agreement, the Company shall retain an independent registered public accounting firm reasonably acceptable to the Selling Agents, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Selling Agents acknowledges that the Auditor is acceptable to the Selling Agents.

(v) FINRA. For a period of six (6) months from the date of this Agreement, the Company shall advise the Selling Agents (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Offering Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(w) No Fiduciary Duties. The Company acknowledges and agrees that the Selling Agents’ responsibility to the Company is solely contractual in nature and that none of the Selling Agents or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

(x) Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of Lead Selling Agent, it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 4(x) shall not apply to (i) the shares of Common Stock to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Selling Agents have been advised in writing, or (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company, provided that in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period.

(y) Restriction on Continuous Offerings. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Selling Agents, it will not, for a period of 12 months after the date of this Agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

(z) Release of D&O Lock-up Period. If Lead Selling Agent, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 3(nn) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

(aa) Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Selling Agents, if necessary, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Lead Selling Agent may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(bb) Emerging Growth Company Status. The Company shall promptly notify the Selling Agents if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

(a) Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its best efforts to maintain the registration of the shares of Common Stock under the Exchange Act. For a period of three (3) years after the date of this Agreement, the Company shall not deregister the shares of Common Stock under the Exchange Act without the prior written consent of either of the Selling Agents.

(b) Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Shares listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

(c) Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Lead Selling Agent’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

(d) Right of First Refusal. Provided that the Firm Shares are sold in accordance with the terms of this Agreement, the Lead Selling Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the date the Offering is completed, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent or selling agent, at the Lead Selling Agents’ sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Selling Agents for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Lead Selling Agent.

The Company shall notify the Lead Selling Agentof its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Selling Agents.  If the Lead Selling Agent fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then the Lead Selling Agent shall have no further claim or right with respect to the Subject Transaction. The Lead Selling Agent may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Lead Selling Agent shall not adversely affect the Lead Selling Agent’s Right of First Refusal with respect to any other Subject Transaction during the twelve (12) month period agreed to above.

5. Representations and Warranties of the Selling Agents; Covenants of the Selling Agents. Each of the Selling Agents severally and not jointly represents, warrants and covenants to the Company that:

(a) Written Testing-the-Waters Communication. Each Selling Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any Written Testing-the-Waters Communication used or referred to by such Selling Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Securities Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Selling Agent on the basis of, or derived from, “issuer information.”

(b) Disqualification. Neither the Selling Agents nor any Dealer, nor any managing member of the Selling Agents, nor any director or executive officer of the Selling Agents or other officer of the Selling Agents is subject to the disqualification provisions of Rule 262 of the Securities Act Rules and Regulations. No registered representative of the Selling Agents or any Dealer, or any other person being compensated by or through the Selling Agents or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Securities Act Rules and Regulations.

(c) FINRA. Each Selling Agent is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(d) Participating Dealer Agreements. Except for Participating Dealer Agreements, no agreement will be made by the Selling Agents with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(e) Offering Materials. Except as otherwise consented to by the Company, no Selling Agent has used and will not use or distribute any written offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials and the Final Offering Circular. Each Selling Agent has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.

6. Intentionally omitted.

7.  Conditions of the Obligations of the Selling Agents. The obligations of the Selling Agents hereunder are subject to the following conditions:

(a) Qualification of the Offering Statement. (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Selling Agents and the Selling Agents did not object thereto in good faith, and the Selling Agents shall have received certificates of the Company, dated as of each Closing Date and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

 (b) Material Adverse Change. Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular; (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, if in the reasonable judgment of the Selling Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors and the delivery of the Selling Agents’ Securities as contemplated hereby; (iii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular; (iv) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (v) the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Litigation or Proceedings. Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of Lead Selling Agent, would reasonably be expected to have a Material Adverse Change.

(d) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e) FINRA Clearance. On or before the date of this Agreement, the Selling Agents shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Selling Agents as described in the Final Offering Circular.

(f) Exchange Stock Market Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Shares placed in this Offering, the Company shall have received notification of approval to list the Shares on the Exchange, subject to meeting all of the requirements of the Exchange’s listing standards and official notice of issuance and be listed for trading on the Exchange promptly after Closing. On each Additional Closing Date (if any), the Company’s shares of Common Stock, including the Additional Shares, shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(g) Closing Date Opinion of Counsel. The Selling Agents shall have received an opinion and 10b-5 negative assurance letter, dated as of each Closing Date, of Pearlman Law Group, LLP, as counsel to the Company, substantially in the form of Exhibit D hereto.

(h) Closing Date Opinion of Special Intellectual Property Counsel. The Selling Agents shall have received an opinion and 10b-5 negative assurance letter, dated as of each Closing Date, of Shumaker, Loop & Kendrick, LLP, special intellectual property counsel for the Company, reasonably acceptable to the Selling Agents.

(i) Additional Closing Date Opinions of Counsel. On the Additional Closing Date, if any, the Selling Agents shall have received the favorable opinions of each counsel listed in clauses (g) and (h), dated the Additional Closing Date, addressed to the Selling Agents and in form and substance reasonably satisfactory to the Selling Agents, confirming as of the Additional Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

(j) Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Selling Agents) of other counsel reasonably acceptable to the Selling Agents, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Selling Agents’ Counsel if requested. The opinion of Pearlman Law Group, LLP and any opinion relied upon by Pearlman Law Group, LLP shall include a statement to the effect that it may be relied upon by Selling Agents’ Counsel in its opinion delivered to the Selling Agents.

(k) Cold Comfort Letter. At the time this Agreement is executed, the Auditors shall have furnished to the Selling Agents a letter, dated the date hereof (the “Comfort Letter”), addressed to the Selling Agents and in form and substance reasonably satisfactory to the Selling Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Selling Agents with respect to the financial statements and certain financial information contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(l) Bring-down Comfort Letter. At each of the Closing Date and the Additional Closing Date, if any, the Selling Agents shall have received from the Auditor a letter, dated as of the Closing Date or the Additional Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to clause (i) except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Additional Closing Date, as applicable.

(m) Officers’ Certificates. At the Closing and at any Additional Closing Date, there shall be furnished to the Selling Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Selling Agents to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

            (i) As of the date of each such certificate, (A) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) neither the Final Offering Circular nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect;

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality;

(iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with;

(iv) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission;

(v) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change; and

(vi) The Shares have been approved for listing on the Exchange.

(n) Additional Certificates. The Company shall have furnished or caused to be furnished to the Selling Agents such certificates, in addition to those specifically mentioned herein, as the Selling Agents may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Selling Agents.

(o) Lock-up Letters. The Selling Agents shall have received the lock-up letters referred to in Section 4(m) hereof substantially in the form of Exhibit B from each director, officer and substantially allof the stockholders of the Company, including the holders of 1% or more of our outstanding common stock, each of which are named in Schedule 2 hereto.

(p) Selling Agent’s Warrant Agreement. On the Closing Date, the Company shall have delivered to the Lead Selling Agent executed copies of the Selling Agent’s Warrant Agreement.

(q) Secretary’s Certificate. At each of the Closing Date and the Additional Closing Date, if any, the Selling Agents shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) to the good standing of the Company and the Subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Selling Agents may reasonably request, in each case evidenced in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions; (ii) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(r) No Events. On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on any national securities exchange, including, but not limited to, the New York Stock Exchange, Inc., the New York Stock Exchange American, LLC or The Nasdaq Stock Market; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, and (e) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Final Offering Circular, or Pricing Disclosure Materials, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Final Offering Circular, or Pricing Disclosure Materials, if the effect of any such event specified in clause (c), (d) or (e) in the judgment of the Selling Agents makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on any Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

8. Indemnification.

  (a) Indemnification of the Selling Agents. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Selling Agent and each of the Dealers, and each of their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls and such Selling Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages whatsoever, joint or several (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing, settling or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Indemnified Parties and the Company or between any of the Indemnified Parties and any third party, or otherwise, whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Securities Act, the Exchange Act or other statute or regulation, at common law or otherwise or under the laws of foreign countries (a “Claim”), insofar as such losses, claims, liabilities, expenses or damages arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (B) the Pricing Disclosure Materials, (C) any Written Testing-the-Waters Communication, (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), (E) any materials or information provided to Investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), (iii) the omission or alleged omission to state in the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, the Pricing Disclosure Materials, or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Indemnified Party through the Selling Agents expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, or in any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the Selling Agents’ Information (as defined in Section 8(b) below), or (iv) otherwise arising in connection with or allegedly in connection with the Offering. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Materials, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Indemnified Party results from the fact that a copy of the Pricing Disclosure Materials was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Shares to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Pricing Disclosure Materials, unless such failure to deliver the Pricing Disclosure Materials was a result of non-compliance by the Company with its obligations under Section 4(f) hereof or with the Securities Act and Securities Act Regulations. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company also agrees that it will reimburse each Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Indemnified Parties and the Company or between any of the Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Indemnified Party in investigating, preparing, pursuing or defending any Claim.

(b) Indemnification of the Company. Each Selling Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Offering Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses or liabilities described in the foregoing indemnity from the Company to the several selling agents, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, the Pricing Disclosure Materials, or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or in any Application, solely in reliance upon, and in strict conformity with, the Selling Agents’ Information (as defined below). In case any action shall be brought against the Company or any other person so indemnified based on the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, or the Pricing Disclosure Materials, or any amendment or supplement thereto, or any Application, and in respect of which indemnity may be sought against any Selling Agent, such Selling Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Indemnified Parties by the provisions of Section 8(a). The Company agrees promptly to notify the Lead Selling Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Shares or in connection with the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, the Pricing Disclosure Materials, or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or any Application. The parties acknowledge that, for all purposes under this Agreement, the statements set forth in the first two paragraphs under “Commissions and Expenses” under the “Plan of Distribution” section in the Final Offering Circular constitute the only information relating to the Selling Agents furnished in writing to the Company by the Selling Agents expressly for inclusion in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular (collectively, the “Selling Agents’ Information”).

(c) Procedure. If any action is brought against an Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 8, such Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Indemnified Party) and payment of actual expenses if an Indemnified Party requests that the Company do so. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company, provided however, that the Company shall not be obligated to bear the reasonable fees and expenses of more than one firm of attorneys selected by the Indemnified Party (in addition to local counsel). The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Selling Agents, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Party, acceptable to such Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agents, on the other, from the Offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Selling Agents, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Selling Agents, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Final Offering Circular, on the one hand, and the total fees and commissions received by the Selling Agents with respect to the shares of the Common Stock purchased under this Agreement, as set forth in the table on the cover page of the Final Offering Circular, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Selling Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8 in no event shall a Selling Agent be required to contribute any amount in excess of the amount by which the total fees and commissions received by such Selling Agent with respect to the Offering of the Shares exceeds the amount of any damages that such Selling Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 8(e) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Selling Agent’s obligations to contribute pursuant to this Section 8 are several and not joint.

9. Termination.

(a) The obligations of the Selling Agents under this Agreement may be terminated at any time prior to the initial Closing Date, by notice to the Company from the Lead Selling Agent, without liability on the part of the Selling Agents to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Lead Selling Agent: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Lead Selling Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Lead Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Lead Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited; (iv) trading generally on the New York Stock Exchange or the Nasdaq Stock Market LLC has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (v) a banking moratorium has been declared by any state or Federal authority; or (vi) in the judgment of the Lead Selling Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in paragraph (c)below.

(c) Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Lead Selling Agent its actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of the Lead Selling Agent’s Counsel) up to $150,000, inclusive of the $30,000 advance for non-accountable expenses previously paid by the Company to the Lead Selling Agent (the “Advance”) and upon demand the Company shall pay the full amount thereof to the Lead Selling Agent on behalf of the Selling Agents; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Lead Selling Agent will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

10. Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered,sent by facsimile transmission or e-mail and confirmed and shall be deemed given when so delivered, faxed, or e-mailed and confirmed or if mailed, two (2) days after such mailing.

If to the Selling Agents:

Joseph Gunnar & Co., LLC
30 Broad Street, 11th Floor
New York, NY 10004
Attn: Mr. Eric Lord, Head of Investment Banking/Underwritings
Fax No.: (212) 440-9614
E-mail address: elord@jgunnar.com

Tripoint Global Equities, LLC
1450 Broadway, 26th Floor
New York, New York 10018
Attn: Mr. Mark Elenowitz, Chief Executive Officer
Fax No.: (212) 202-6380
E-mail address: mark@tripointglobalequities.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, NY 10174
Attn: Leslie Marlow, Esq.
Fax No.: (212) 208-4657
E-mail: lmarlow@gracinmarlow.com

If to the Company:

Level Brands, Inc.
4521 Sharon Road, Suite 450
Charlotte, NC 28211
Attention: Martin A. Sumichrast, Chief Executive Officer
Telephone No: (704) 445-5800
E-mail address: marty@levelbrands.com

with a copy (which shall not constitute notice) to:

Pearlman Law Group, LLP
200 South Andrews Ave., Suite 901
Fort Lauderdale, FL 33301
Attention: Brian A. Pearlman, Esq.
Fax No: (954) 755-2993
E-mail address: Brian@pslawgroup.net

11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agents, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Selling Agents and any person or persons who control the Selling Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

13. Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Selling Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Acknowledgement. The Company acknowledges and agrees that the Selling Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Selling Agents is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Selling Agents has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agents shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agents advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Selling Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Selling Agents and shall not be on behalf of, or for the benefit of, the Company.

15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

16. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and Joseph Gunnar & Co., LLC., dated July 11, 2016, shall remain in full force and effect.

17. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Selling Agents, the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Company.

19. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

20. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 8 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

21. Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Selling Agent or its Affiliates or selling agents, any person controlling any Selling Agent, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Shares.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

Very truly yours, LEVEL BRANDS, INC. By: Name: Martin A. Sumichrast Title: Chief Executive Officer

Confirmed as of the date first written above mentioned:

JOSEPH GUNNAR & CO., LLC

By:
Name: Eric Lord
Title: Head of Investment Banking/Underwritings

TRIPOINT GLOBAL EQUITIES, LLC

By:_______________________________________
        Name: Mark Elenowitz
        Title: Chief Executive Officer

EXHIBIT A

[See Exhibit 3.6 to Offering Statement on Form 1-A, SEC File No. 024-10741]

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EXHIBIT B

Form of Lock-Up Agreement

[●], 2017

Joseph Gunnar & Co., LLC
30 Broad Street, 11th Floor
New York, NY 10004

Ladies and Gentlemen:

The undersigned understands that Joseph Gunnar & Co., LLC (the “Lead Selling Agent”) proposes to enter into a Selling Agency Agreement (the “Selling Agency Agreement”) with Level Brands, Inc., a North Carolina corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

To induce the Lead Selling Agent to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Lead Selling Agent, the undersigned will not, during the period commencing on the date hereof and ending [180 or 365 if a director or officer] days after the date of the Final Offering Circular (the “Final Offering Circular”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Lead Selling Agent in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Lead Selling Agent a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Public Offering; (ii) the Lead Selling Agent agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Lead Selling Agent will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Selling Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Lead Selling Agent hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Lead Selling Agent are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Selling Agency Agreement is not executed by [●], 2017, or if the Selling Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Lead Selling Agent.

Very truly yours, (Name - Please Print) (Signature) (Name of Signatory, in the case of entities - Please Print) (Title of Signatory, in the case of entities - Please Print) Address:

EXHIBIT C

Form of Press Release

LEVEL BRANDS, INC.

[Date]

Level Brands, Inc. (the “Company”) announced today that Joseph Gunnar & Co., LLC, acting as sole book-runner and lead selling agent in the Company’s recent public offering of  _______ shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to _________  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on  _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

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EXHIBIT D

Form of Opinion of Counsel

(i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of North Carolina with the requisite corporate power and authority to own or lease, as the case may be, and operate its respective properties, and to conduct its business, as described in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials and to enter into and perform its obligations under the Selling Agency Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(ii) The Company has an authorized capitalization as set forth in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials under the heading “Capitalization”; all issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Charter, the Bylaws or, to such counsel’s knowledge, the Material Contracts (as defined below). The offers and sales of the outstanding securities were at all relevant times either registered under the Securities Act or exempt from such registration requirements. The authorized and outstanding shares of capital stock of the Company is as set forth in the Final Offering Circular.

(iii) The Shares have been duly authorized for issuance and sale to the Investors pursuant to the Selling Agency Agreement and, when issued and paid for pursuant to the terms of the Selling Agency Agreement and any subscription agreement, will be validly issued and fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders. The issuance of the Shares is not and will not be subject to the preemptive or similar rights of any holders of any security of the Company arising by operation of law or under the Charter, the Bylaws or the Material Contracts.

(iv) The Company has full right, power and authority to execute and deliver the Selling Agency Agreement and the Escrow Agreements and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of the Selling Agency Agreement, the Escrow Agreements and the consummation by the Company of the transactions contemplated thereby or by the Offering Statement, Pricing Disclosure Materials and the Final Offering Circular has been duly and validly taken.

(v) The Selling Agency Agreement has been duly and validly authorized, executed and delivered by the Company.

(vi) Each of the Escrow Agreements and the Selling Agent’s Warrant Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The shares of Common Stock issuable upon exercise of the Selling Agent’s Warrant Agreement have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Selling Agent’s Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to the preemptive or similar rights of any holders of any security of the Company arising by operation of law or under the Charter, the Bylaws or the Material Contracts.

(vii) The execution, delivery and performance of the Selling Agency Agreement, the Escrow Agreements and the Selling Agent’s Warrant Agreement, and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Shares and the Selling Agents’ Securities, do not and will not, whether with or without the giving of notice or the lapse of time or both, (a) violate, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed or incorporated by reference as an exhibit to the Offering Statement or the Final Offering Circular (collectively, the “Material Contracts”), (b) result in any violation of the provisions of the Charter, the Bylaws or any other governing documents of the Company, or (c) violate any law, statute or any judgment, order or decree, rule or regulation applicable to the Company of any Governmental Entity.

(viii) The shares of Common Stock offered pursuant to the Final Offering Circular conform in all material respects to the description thereof contained in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials. No United States or state statute or regulation required to be described in the Final Offering Circular is not described as required (except as to the “blue sky” laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials or to be filed or incorporated by reference as exhibits to the Offering Statement, the Final Offering not so described or filed as required.

(ix) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable North Carolina law requirements, with any applicable requirements of the Charter and Bylaws and with the requirements of the Exchange.

(x) The statements in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials under the heading “Description of Securities,” insofar as such statements purport to summarize legal matters, legal conclusions, the Charter, the Bylaws, or other agreements or documents discussed therein, are correct in all material respects.

(xi) The Offering Statement has been qualified by the Commission under the Securities Act and the Securities Act Rules and Regulations. The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Securities Act and the Securities Act Rules and Regulations.

(xii) No stop order suspending the qualification of the Offering Statement has been issued under the Securities Act or any order preventing or suspending the use of any Preliminary Final Offering Circular, any Issuer Free Writing Final Offering Circular or the Final Offering Circular has been issued, and no proceedings for any such purpose have been instituted or, to such counsel’s knowledge, are pending by the Commission or any other Governmental Entity. Any required filing of the Final Offering Circular, and any required supplement thereto, pursuant to the Securities Act Rules and Regulations, has been made in the manner and within the time period required by the Securities Act Rules and Regulations.

(xiii) The Company is not required and, after giving effect to the Offering and sale of the Shares and the application of the proceeds thereof as described in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials, will not be required, to register as an “investment company,” under the Investment Company Act of 1940, as amended.

(xiv) From the time of the initial confidential submission of the Offering Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (other than under the Securities Act and the Securities Act Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required for the performance by the Company of its obligations under the Selling Agency Agreement, in connection with the offering, issuance or sale of the Shares thereunder or the consummation of the transactions contemplated thereby, except such as have been already made or obtained or as may be required under the rules of the Exchange, state securities laws or the rules of FINRA.

(xvi) The Reverse Stock Split has been authorized by all necessary corporation action of the Company. The Reverse Stock Split was duly effected by the Company on December 5, 2016 in accordance with all applicable North Carolina law requirements.

(xvii) The Shares have been approved for listing on the Exchange upon official notice of issuance.

(xviii) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by the Selling Agency Agreement pursuant to the Securities Act, the Securities Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(xix) To such counsel’s knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registrant Statement or otherwise registered for sale by the Company under the Securities Act, except as disclosed in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials.

(xx) To such counsel’s knowledge, there are not (a) any pending legal proceedings to which the Company is a party or of which the Company’s property is the subject, or (b) any proceedings contemplated by any Governmental Authority, in each case, which are required to be disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and are not so disclosed.

(xxi) To such counsel’s knowledge, neither the Company, nor any of its affiliates, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of the sales of any such securities under the Securities Act.

(xxii) Each of (a) the Offering Statement, as of the time it became qualified effective, (b) the Pricing Disclosure Materials, as of the Applicable Time, and (c) the Final Offering Circular, as of its date (in each case other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Securities Act and Securities Act Rules and Regulations.

The opinion shall further include the following:

Nothing has come to such counsel’s attention that caused such counsel to believe that (1) the Offering Statement, as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Pricing Disclosure Materials, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) the Final Offering Circular, as of its date and as of the Closing Date or Additional Closing Date, as applicable, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, such counsel need express no view, and make no statement, with respect to the financial statements and schedules and notes thereto and other financial data derived therefrom that are contained in or omitted from the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Selling Agents.

The opinion of counsel described above shall be rendered to the Selling Agents at the request of the Company and shall so state therein.

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